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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF DADE INTERNATIONAL, INC.

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                                                    STATE OR JURISDICTION OF
        SUBSIDIARY                                INCORPORATION OR ORGANIZATION
        ----------                                -----------------------------
Dade B.V.........................................        The Netherlands
Dade AG..........................................          Switzerland
Dade Diagnosticos Lda............................           Portugal
Dade Diagnosticos, SL............................             Spain
Dade Diagnostics Corporation.....................            Canada
Dade Diagnostics of P.R., Inc....................           Delaware
Dade Diagnostics Pty. Ltd........................           Australia
Dade Diagnostika GmbH............................            Germany
Dade Export Corporation..........................           Delaware
Dade Foreign Sales Corporation...................         Barbados W.I.
Dade Finance, Inc................................           Delaware
Dade Limited.....................................             Japan
Dade Ltda........................................            Brazil
Dade MicroScan Inc...............................           Delaware
Dade S.A.........................................            Belgium
Dade S.A.........................................            France
Dade S.A. de CV..................................            Mexico
Dade S.p.A.......................................             Italy
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